                                                                  EXHIBIT 10.14


                                LEASE AGREEMENT
                                   (FLORENCE)


         THIS LEASE AGREEMENT ("Lease") dated as of the 18th day of July, 1997, by and between CCA PRISON REALTY TRUST, a Maryland real estate investment trust ("Landlord") and CORRECTIONS CORPORATION OF AMERICA, a Tennessee corporation ("Tenant").

                                    RECITALS

         WHEREAS, Tenant (or one of Tenant's affiliates) has concurrently conveyed to Landlord the property described in Exhibit A hereto, and Landlord and Tenant desire that Landlord lease such property back to Tenant; and

         WHEREAS, Landlord and Tenant have entered into a Master Agreement to Lease of even date herewith (the "Master Agreement") which sets forth certain agreements of the parties with respect to the lease of various properties including the property that is the subject of this Lease;

         NOW, THEREFORE, in consideration of the premises and of their respective agreements and undertakings herein, Landlord and Tenant agree as follows:

                                    ARTICLE I
                                PREMISES AND TERM

         1.1 Leased Property. Landlord hereby leases to Tenant and Tenant leases from Landlord the Land located in the City of Florence, Pinal County, State of Arizona, described in Exhibit A hereto, and all Improvements, Fixtures, and Personal Property thereon or thereto (each as defined in the Master Agreement, and, together with said Land, the "Leased Property"); such Leased Property collectively known and described at the date hereof as the Central Arizona Detention Center;

         SUBJECT, HOWEVER, to the lien of the mortgage debt described in Exhibit B hereto, if any, and to all easements, liens, encumbrances, restrictions, agreements, and other title matters existing as of the date hereof and listed in Exhibit C hereto (collectively the "Permitted Exceptions").

         1.2 Term. The initial term (the "Fixed Term") of the Lease shall be for a fixed term of ten (10) years commencing on July 18, 1997 (the "Commencement Date") and expiring on July 17, 2007 (the "Expiration Date"). The Term of this Lease may be renewed on the mutual agreement of Landlord and Tenant as follows:
(i) provided that Tenant gives Landlord notice on or before the date which is six (6) months prior to the Expiration Date, upon the mutual agreement of Landlord and Tenant, the Lease shall be renewed for one (1) additional five (5) year term (the "Extended Term") on the same terms and provisions (other than with respect to renewal) as the Fixed Term, as set forth in the Lease; (ii) provided that Tenant gives Landlord notice on or before the date which is six
(6) months prior to the expiration of the Extended Term, upon the mutual agreement of Landlord and Tenant, the Lease shall be renewed for one (1) additional five (5) year term (the "Second Extended Term") on the same terms and provisions (other than with respect to renewal) as the Fixed Term, as set forth in the Lease; and (iii) provided that Tenant gives Landlord notice on or before the date which is six (6) months prior to the expiration of the Second Extended Term, upon the mutual agreement of Landlord and Tenant, the Lease shall be renewed for one (1) additional five (5) year term (the "Third Extended Term") on the same terms and provisions (other than with respect to renewal) as the Fixed Term, as set forth in the Lease. Tenant's right to so extend the Term of the Lease is conditioned on Landlord's prior approval of the Extended Term, Second Extended Term, or Third Extended Term, as the case may be. The term "Term" used in this Agreement means the Fixed Term, Extended Term, Second Extended Term and Third Extended Term, as appropriate. The term "Lease Year" means each twelve (12) month period during the Term commencing on January 1 and ending on December 31, except the first Lease Year of each Lease shall be the period from the Commencement Date through the following December 31, and the last Lease Year shall end on the date of termination of the Lease if a day other than December 31. Landlord may terminate this Lease prior to the expiration of the Term hereof, at any time following the date which is five (5) years from the date hereof, upon written notice to Tenant not less than eighteen (18) months prior to the effective date of such termination.

                                   ARTICLE II
                                      RENT

         2.1 Base Rent. Tenant shall pay Landlord Base Rent for the Term in advance in consecutive monthly installments payable on the first day of each month during the Term, the Extended Term, Second Extended Term and the Third Extended Term, commencing on the Commencement Date, in accordance with the Base Rent Schedule attached hereto as Exhibit D. If the Commencement Date or the Expiration Date shall be other than on the first day of a calendar month, the initial (or final, as appropriate) monthly installment of Base Rent payable pursuant to the Lease shall be prorated for the number of days until, in the case of the initial monthly installment, the first day of the calendar month following the Commencement Date and, in the case of the final monthly installment, the Expiration Date.

         2.2 Additional Rent. The Base Rent shall be subject to such increases over the Term as determined pursuant to Section 2.02 of the Master Agreement.

         2.3 Other Additional Rent. Tenant shall also pay all Other Additional Rent with respect to the Leased Property, as set forth in the Master Agreement.

                                   ARTICLE III
                           OTHER TERMS AND CONDITIONS

         3.1 Master Agreement Incorporated Herein. All provisions of the Master Agreement (except any provisions expressly therein not to be a part of an individual lease of leased property) are hereby incorporated in and are a part of this Lease of the Leased Property.

         3.2 Recordation. At the request of Landlord or Tenant, a short form memorandum of this Lease may be recorded in the real estate records of any county which Landlord or Tenant deems appropriate in order to provide legal notice of the existence hereof.

         IN WITNESS WHEREOF, the Landlord and the Tenant have executed this Lease or caused the same to be executed by their respective duly authorized officers as of the date first set forth above.

                                    CCA PRISON REALTY TRUST


                                    By:
                                       -----------------------------------------

                                    Title:
                                          --------------------------------------


                                    CORRECTIONS CORPORATION OF AMERICA


                                    By:
                                       -----------------------------------------

                                    Title:
                                          --------------------------------------

                                    EXHIBIT A

                      Legal Description of Leased Property

A parcel of land located in the Northeast Quarter of Section 36, Township 4 South, Range 9 East of the Gila and Salt River Base and Meridian, Pinal County, Arizona, more particularly described as follows:

The North 1100.00 feet of the Northeast Quarter of Section 36, Township 4 South, Range 9 East of the Gila and Salt River Base and Meridian, Pinal County, Arizona.










                                                Central Arizona Detention Center
                                                 Florence, Pinal County, Arizona

                                    EXHIBIT B

                                  Mortgage Debt

                   Property: Central Arizona Detention Center



This property is subject to the following Mortgage Debt:

         That certain deed of trust of First Union National Bank of Tennessee, as Administrative Agent, dated July 18, 1997.

                                    EXHIBIT C

                              Permitted Exceptions

                   Property: Central Arizona Detention Center


1. Taxes and assessments collectible by the County Treasurer not yet due and payable for the year 1997.

2. Taxes, assessments, obligations and liabilities on the subject property by reason of the City of Florence Sewer System, Revenue and General Obligation Bonds.

3. Liabilities and obligations existing or which may arise against the property by reason of its inclusion within COUNTY FIRE CONTRIBUTIONS DISTRICT; ELECTRICAL DISTRICT NUMBER TWO; CENTRAL ARIZONA WATER CONSERVATION DISTRICT; PINAL COUNTY LIBRARY DISTRICT; PINAL COUNTY FLOOD CONTROL DISTRICT; FLORENCE FLOOD CONTROL DISTRICT; and SAN CARLOS IRRIGATION DISTRICT.

4. Reservations contained in the Patent from the United States of America, reading as follows:

                  "Subject to any vested and accrued water rights for mining, agricultural, manufacturing, or other purposes, and rights to ditches and reservoirs used in connection with such water rights, as may be recognized and acknowledged by the local customs, laws, and decisions of courts; and there is reserved from the lands hereby granted, a right-of-way thereon for ditches or canals constructed by the authority of the United States".

5. Water rights, claims or title to water, whether or not shown by the public records.

6. Roadway right-of-way, 33 feet in width, along the section lines of said section, as set forth in Minute Book 7, page 386, of the office of the Board of Supervisors of Pinal County, Arizona, a certificate copy of which was recorded February 21, 1964 in Docket 375, page 572.

7. An easement for highway and rights incident thereto as set forth in instrument recorded January 12, 1931 in Book 49 of Deeds, page 187.

8. An easement for telephone and telegraph lines and rights incident thereto as set forth in instrument recorded March 21, 1952 in Docket 58, page 227.

9. An easement for electrical transmission line and rights incident thereto as set forth in instrument recorded November 12, 1980 in Docket 1035, page 607.

10. The effect of a Map, Plat or Survey filed in Book 2 of Surveys, page 90, evidenced by a Notice of Recording Map or Plat recorded December 18, 1989, in Docket 1646, page 605.

11. The effect of a Map, Plat or Survey filed in Book 2 of Surveys, page 102, evidenced by a Notice of Recording Map or Plat recorded April 2, 1990, in Docket 1667, page 223.

12. The effect of a Map, Plat or Survey filed in Book 2 of Surveys, page 131, evidenced by a Notice of Recording Map or Plat recorded November 25, 1991, in Docket 1786, page 144.

13.      The effect of a Map, Plat or Survey filed in Book 2 of Surveys, page
         103.

14. An easement and rights incident thereto for installation of pipeline and appurtenances over the property, as set forth in instrument recorded September 28, 1994, in Docket 2045, page 192.

15. An easement and rights incident thereto for utility purposes over the property, as set forth in instrument recorded February 22, 1995, in Docket 2082, page 215.

16. An easement and rights incident thereto for utility purposes over the property, as set forth in instrument recorded February 22, 1995, in Document No. 1996-029763.

17. That portion of the premises located within the boundaries of any road or roadway.

18. All matters shown on the ALTA/ACSM Land Title Survey, dated June 20, 1997, prepared by Robert B. Atherton, R.L.S. No. 16490, Atherton Engineering Inc., 4620 N. 16th Street, Suite 108, Phoenix, Arizona 85016-5148, Job No. 97-25.

19. Canal and Irrigation Ditch within San Carlos Irrigation District Right of Way.

                                    EXHIBIT D

                               Base Rent Schedule

                   Property: Central Arizona Detention Center


         Tenant will pay to Landlord annual Base Rent of $12,300,000.00, payable in equal monthly installments of $1,025,000.00.

         Base Rent for the Extended Term, Second Extended Term and Third Extended Term shall be equal to the fair market rental value of the Leased Property as of the respective commencement dates thereof.